UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 8, 2004

HOVNANIAN ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8551
(Commission File Number)

22-1851059
(IRS Employer Identification No.)

10 Highway 35, P.O. Box 500 Red Bank, New Jersey 07701
(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events and Required FD Disclosure.

On March 8, 2004, Hovnanian Enterprises, Inc. (the “Company”) announced that its Board of Directors had authorized a 2-for-1 stock split on both its Class A Common Stock and Class B Common Stock (together, the “Common Stock”) to be effected in the form of a stock dividend.

In connection with the stock split, the Company’s Board of Directors and its stockholders approved an amendment to the Company’s amended Certificate of Incorporation to increase the total number of authorized shares of all classes of stock from 100,100,000 to 230,100,000, of which 200,000,000 shares will be Class A Common Stock, 30,000,000 shares will be Class B Common Stock and 100,000 shares will be Preferred Stock.

As a result of the stock split, the number of shares of Common Stock available for issuance under the following Registration Statements on Form S-8, which relate to the Company’s equity-based compensation plans, will increase by one hundred percent: 333-113758, 333-106756, 333-92977, 333-56972, 033-36098, 002-92773 and 333-56640 and the number of shares of Class A Common Stock that remained available for sale on March 19, 2004 (the record date for the stock split) under the following Registration Statements on Form S-3, which relate to sales of Class A Common Stock by our stockholders, will increase by one hundred percent: 333-111231 and 333-106761.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Hovnanian Enterprises, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC.

By:	/s/ Peter S. Reinhart
	Name:	Peter S. Reinhart
	Title:	Senior Vice President and General Counsel

Date:   May 3, 2004